Exhibit (c )(3)

NETMANAGE, INC.
FORM OF 1992 STOCK OPTION PLAN
STOCK OPTION AGREEMENT

OPTION GRANT UNDER OPTION EXCHANGE PROGRAM

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I. NOTICE OF STOCK OPTION GRANT

[Optionee’s Name and Address]

You have been granted an option (the “Option”) to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement. The Option is granted in replacement of the stock option identified on attached Schedule I which was cancelled on      , 2003 (the “Cancelled Option”) pursuant to the Option Exchange Program implemented on      , 2003.

The terms and conditions of the Option are as follows:

Grant Number

Date of Grant

New Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:	Nonqualified Stock Option

Term/Expiration Date:

Vesting Schedule:

     The Option shall be immediately vested and exercisable for the same number of shares of the Company’s common stock (“Shares”) for which the Cancelled Option was vested and exercisable on the      , 2003 cancellation date. Provided the Optionee’s Continuous Status as an Employee, Director or Consultant continues, the Option shall vest and become exercisable for the balance of the Shares in accordance with the same type of monthly installment vesting schedule in effect for those Shares under the Cancelled Option, but measured from the New Vesting Commencement Date. Accordingly, the first such monthly installment shall vest and become exercisable upon the Optionee’s completion of one month of Continuous Status as an Employee, Director or Consultant measured from the New Vesting Commencement Date. No vesting credit

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shall be provided under this Option for any period of Continuous Status as an Employee, Director or Consultant between the date the Cancelled Option was cancelled and the New Vesting Commencement Date in effect for this Option.

ALTERNATIVE FOR CLIFF VESTING
 Provided the Optionee’s Continuous Status as an Employee, Director or Consultant continues, the Option shall vest and become exercisable in accordance with the following schedule: The first 25% of the Shares subject to the Option shall vest when the sum of (i) the period of Continuous Status as an Employee, Director or Consultant completed by the Optionee between the grant date of the Cancelled Option and the cancellation date of that option and (ii) the period of Continuous Status as an Employee, Director or Consultant the Optionee completes from and after the New Vesting Commencement Date totals one (1) year. The Option shall vest and become exercisable for the remaining 75% of the Shares in accordance with same type of monthly installment vesting schedule in effect for those remaining Shares under the Cancelled Option, but measured from the New Vesting Commencement Date. Accordingly, the first such installment shall vest and become exercisable upon the Optionee’s completion of one month of Continuous Status as an Employee, Director or Consultant measured from the date this Option vests and becomes exercisable for the first 25% of the Shares. No vesting credit shall be provided under this Option for any period of Continuous Status as an Employee, Director or Consultant completed between the date the Cancelled Option was cancelled and the New Vesting Commencement Date in effect for this Option.

Termination Period:
 This Option may be exercised for three months after a termination of Optionee’s Continuous Status as an Employee, Director or Consultant. Upon the death or Disability of the Optionee, this Option may be exercised for twelve months following Optionee’s termination of Continuous Status as an Employee, Director or Consultant. In no event shall this Option be exercised later than the Term/Expiration Date as provided above. Upon the Optionee’s cessation of Continuous Status as an Employee, Director or Consultant for any reason, the Option shall immediately terminate with respect to any Shares for which the Option is not otherwise at that time vested and exercisable.

THIS OPTION IS GRANTED IN FULL AND COMPLETE REPLACEMENT OF THE CANCELLED OPTION IDENTIFIED IN ATTACHED SCHEDULE I, AND BY OPTIONEE’S SIGNATURE BELOW, OPTIONEE HEREBY RECONFIRMS AND AGREES THAT OPTIONEE HAS NO RIGHT OR ENTITLEMENT TO ACQUIRE ANY SHARES OF THE COMPANY’S COMMON STOCK UNDER THE CANCELLED OPTION.

II. AGREEMENT

     1.     Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions

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of the Plan, which is incorporated herein by reference. Subject to Section 11(d) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

     2.     Exercise of Option.

          (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

          (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to Stock Option Administration. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3.     Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (a) cash;

          (b) check;

          (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

          (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

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     5.     Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

     6.     Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          (b) Disposition of Shares. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

     7.     Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

     8. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, DIRECTOR OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.

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     By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	NETMANAGE, INC.

Signature	By

Print Name	Title: President and CEO

Residence Address

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SCHEDULE I
IDENTIFICATION OF CANCELLED OPTION

GRANT DATE:
EXERCISE PRICE:
NUMBER OF SHARES ORIGINALLY SUBJECT TO OPTION:
NUMBER OF SHARES SUBJECT TO OPTION AT TIME OF CANCELLATION:
VESTING SCHEDULE:

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EXHIBIT A

NETMANAGE, INC.

1992 STOCK OPTION PLAN

EXERCISE NOTICE

NetManage, Inc.
Attention: Stock Option Administration

1.	Exercise of Option. Effective as of today, , , the undersigned (“Purchaser”) hereby elects to purchase shares (the “Shares”) of the Common Stock of NetManage, Inc. (the “Company”) under and pursuant to the 1992 Stock Option Plan (the “Plan”) and the Stock Option Agreement dated, , (the “Option Agreement”). The purchase price for the Shares shall be $ , as required by the Option Agreement.

2.	Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

3.	Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.	Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 10 of the Plan.

5.	Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6.	Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest

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except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

PURCHASER	NETMANAGE, INC.

Signature	By

Print Name	Title

Date Received

Address:

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